UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	46-0939465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Winfield Road, Suite 200 Warrenville, Illinois 60555
(Address of Principal Executive Offices)

(508) 366-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2016 (the “Effective Date”), Sports Field Holdings, Inc. (the “Company”) issued Convertible Note (the “Note”) in the principal aggregate amount of $170,000 in favor of One Equity Research LLC (“One Equity”). The Note pays interest at a rate of 12% per annum and matures on August 19, 2016 (the “Maturity Date”). The Note is convertible into shares of the Company’s common stock at a conversion price equal to: (i) from the Effective Date through the Maturity Date at $1.00 per share; and (ii) beginning one day after the Maturity Date, or notwithstanding the foregoing, at any time after the Company has registered shares of its common stock underlying the Note in a registration statement on Form S-1 or any other form applicable thereto, the lower of $1.00 per share or the Variable Conversion Price (as defined in the Note).

The Company used the proceeds of the Note to pay off a debenture issued in favor of a private investor (the “Investor”) on August 19, 2015 (the “August Debenture”). The August Debenture was in the principal amount of $150,000 and as of the date hereof the Investor has been paid all principal and interest due in full satisfaction thereof.

As additional consideration for issuing the Note, on the Effective Date the Company issued to One Equity 35,000 shares of the Company’s restricted common stock.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

The above description of the Note does not purport to be complete and is qualified in its entirety by the full text of such document.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On February 29, 2016, the Company conducted a closing (the “Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s common stock.

To date, the Company has entered into definitive subscription agreements with 19 accredited investors (the “Subscription Agreements”) and issued an aggregate of 883,201 shares of the Company’s common stock for aggregate gross proceeds of $971,520 in connection with the Offering.

The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

In the aggregate, the amount of shares issued in the foregoing transactions exceeds 5% of the Company’s total outstanding shares. As of the date of this filing, the Company has 14,257,350 shares of common stock outstanding.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: March 1, 2016	By:	/s/ Jeromy Olson
Jeromy Olson
Chief Executive Officer

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